Exhibit 2.01
REGISTRATION RIGHTS AGREEMENT
     This REGISTRATION RIGHTS AGREEMENT dated November 20, 2006 (the “Agreement”) is entered into by and among Reliance Steel & Aluminum Co., a California corporation (the “Company”), the subsidiary guarantors listed in Schedule 1 hereto (the “Subsidiary Guarantors”), and Citigroup Global Markets Inc. (“Citigroup”) and J.P. Morgan Securities Inc. (“JPMorgan”) as representatives (the “Representatives”) of the several Initial Purchasers listed in Schedule 1 (the “Initial Purchasers”) to the Purchase Agreement, dated November 15, 2006 (the “Purchase Agreement”).
     The Company, the Subsidiary Guarantors and the Initial Purchasers are parties to the Purchase Agreement, which provides for the sale by the Company to the Initial Purchasers of $350,000,000 aggregate principal amount of the Company’s 6.2% Senior Notes due 2016 (the “Notes due 2016”) and $250,000,000 aggregate principal amount of the Company’s 6.85% Senior Notes due 2036 (the “Notes due 2036” and, together with the Notes due 2016, the “Securities”) which will be guaranteed on an unsecured senior basis by each of the Subsidiary Guarantors. As an inducement to the Initial Purchasers to enter into the Purchase Agreement, the Company and the Subsidiary Guarantors have agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.
     In consideration of the foregoing, the parties hereto agree as follows:
     1. Definitions. As used in this Agreement, the following terms shall have the following meanings:
     “Additional Subsidiary Guarantor” shall mean any subsidiary of the Company that executes a Subsidiary Guarantee under the Indenture after the date of this Agreement.
     “Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.
     “Citigroup” shall have the meaning set forth in the preamble.
     “Company” shall have the meaning set forth in the preamble and shall also include the Company’s successors.

     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
     “Exchange Dates” shall have the meaning set forth in Section 2(a)(ii) hereof.
     “Exchange Offer” shall mean the exchange offer by the Company and the Subsidiary Guarantors of Exchange Securities for Registrable Securities pursuant to Section 2(a) hereof.
     “Exchange Offer Registration” shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.
     “Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.
     “Exchange Securities” shall mean senior notes issued by the Company and guaranteed by the Subsidiary Guarantors under the Indenture containing terms identical to the Securities of the applicable series (except that the Exchange Securities will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with this Agreement) and to be offered to Holders of Securities in exchange for Securities of the applicable series pursuant to the Exchange Offer.
     “Free Writing Prospectus” means each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the sale of the Securities or the Exchange Securities.
     “Holders” shall mean the Initial Purchasers, for so long as they own any Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become owners of Registrable Securities under the Indenture; provided that for purposes of Sections 4 and 5 of this Agreement, the term “Holders” shall include Participating Broker-Dealers.
     “Indemnified Person” shall have the meaning set forth in Section 5(c) hereof.
     “Indemnifying Person” shall have the meaning set forth in Section 5(c) hereof.
     “Indenture” shall mean the Indenture relating to the Securities dated as of November 20, 2006 among the Company, the Subsidiary Guarantors and Wells Fargo Bank, N.A., as trustee, and as the same may be amended from time to time in accordance with the terms thereof.

     “Initial Purchasers” shall have the meaning set forth in the preamble.
     “Inspector” shall have the meaning set forth in Section 3(a)(xiv) hereof.
     “Issuer Information” shall have the meaning set forth in Section 5(a) hereof.
     “JPMorgan” shall have the meaning set forth in the preamble.
     “Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of the outstanding Registrable Securities of each series; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, any Registrable Securities owned directly or indirectly by the Company or any of its affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount; and provided, further, that if the Company shall issue any additional Securities under the Indenture prior to consummation of the Exchange Offer or, if applicable, the effectiveness of any Shelf Registration Statement, such additional Securities and the Registrable Securities to which this Agreement relates shall be treated together as one class for purposes of determining whether the consent or approval of Holders of a specified percentage of Registrable Securities of a series has been obtained.
     “Participating Broker-Dealers” shall have the meaning set forth in Section 4(a) hereof.
     “Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.
     “Prospectus” shall mean the prospectus included in, or, pursuant to the rules and regulations of the Securities Act, deemed a part of, a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including any document incorporated by reference therein.
     “Purchase Agreement” shall have the meaning set forth in the preamble.
     “Registrable Securities” shall mean the Securities; provided that the Securities shall cease to be Registrable Securities (i) when a Registration Statement with respect to such Securities has become effective under the Securities Act and such Securities have been exchanged or disposed of pursuant to such Registration Statement, (ii) when such Securities are eligible to be sold pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the Securities Act or (iii) when such Securities cease to be outstanding.

     “Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Company and the Subsidiary Guarantors with this Agreement, including without limitation: (i) all SEC or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any Holders in connection with blue sky qualification of any Exchange Securities or Registrable Securities), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any Free Writing Prospectus and any amendments or supplements thereto, and any other documents relating to the performance of and compliance with this Agreement, (iv) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (v) the fees and disbursements of the Trustee and its counsel, (vi) the fees and disbursements of counsel for the Company and the Subsidiary Guarantors and, in the case of a Shelf Registration Statement, the reasonable fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Majority Holders and which counsel may also be counsel for the Initial Purchasers) and (vii) the fees and disbursements of the independent public accountants of the Company and the Subsidiary Guarantors, but excluding fees and expenses of counsel to the Holders (other than fees and expenses set forth in clauses (ii) and (vi) above) and brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.
     “Registration Statement” shall mean any registration statement of the Company and the Subsidiary Guarantors that covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.
     “Representatives” shall have the meaning set forth in the preamble.
     “SEC” shall mean the United States Securities and Exchange Commission.
     “Securities” shall have the meaning set forth in the preamble.

     “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.
     “Shelf Additional Interest Date” shall have the meaning set forth in Section 2(d) hereof.
     “Shelf Effectiveness Period” shall have the meaning set forth in Section 2(b) hereof.
     “Shelf Registration” shall mean a registration effected pursuant to Section 2(b) hereof.
     “Shelf Registration Statement” shall mean a “shelf” registration statement of the Company and the Subsidiary Guarantors that covers all or a portion of the Registrable Securities (but no other securities unless approved by a majority of the Holders whose Registrable Securities are to be covered by such Shelf Registration Statement) on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.
     “Shelf Request” shall have the meaning set forth in Section 2(b) hereof.
     “Subsidiary Guarantees” shall mean the guarantees of the Securities and Exchange Securities by the Subsidiary Guarantors under the Indenture.
     “Staff” shall mean the staff of the SEC.
     “Subsidiary Guarantors” shall have the meaning set forth in the preamble and shall also include any Subsidiary Guarantor’s successors and any Additional Subsidiary Guarantors.
     “Target Registration Date” shall have the meaning set forth in Section 2(d) hereof.
     “Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended from time to time.
     “Trustee” shall mean the trustee with respect to the Securities under the Indenture.
     2. Registration Under the Securities Act. (a) To the extent not prohibited by any applicable law or applicable interpretations of the Staff, the Company and the Subsidiary Guarantors shall use their commercially reasonable efforts to (i) cause to be filed an Exchange Offer Registration Statement covering an offer to the Holders to exchange all the Registrable Securities for Exchange Securities of the applicable series and (ii) have such Registration Statement remain effective until the earlier of (A) 180 days after the closing of the Exchange Offer for use by one or more Participating Broker-Dealers and (B) the first day after the closing of the Exchange Offer on which Participating Broker-Dealers no longer have a prospectus delivery obligation under the interpretations of the Staff of the SEC referenced in Section 4(a). The Company and the Subsidiary Guarantors shall commence the Exchange Offer promptly after the Exchange Offer Registration Statement is declared effective by the SEC and use their commercially reasonable efforts to complete the Exchange Offer not later than 60 days after such effective date.
     The Company and the Subsidiary Guarantors shall commence the Exchange Offer by mailing the related Prospectus, appropriate letters of transmittal and other accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law, substantially the following:
(i)	that the Exchange Offer is being made pursuant to this Agreement and that all Registrable Securities validly tendered and not properly withdrawn will be accepted for exchange;

(ii)	the dates of acceptance for exchange (which shall be a period of at least 20 Business Days from the date such notice is mailed) (the “Exchange Dates”);

(iii)	that any Registrable Security not tendered will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement, except as otherwise specified herein;

(iv)	that any Holder electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to (A) surrender such Registrable Security, together with the appropriate letters of transmittal, to the institution and at the address (located in the Borough of Manhattan, The City of New York) and in the manner specified in the notice, or (B) effect such exchange otherwise in compliance with the applicable procedures of the depositary for such Registrable Security, in each case prior to the close of business on the last Exchange Date; and

(v)	that any Holder will be entitled to withdraw its election, not later than the close of business on the last Exchange Date, by (A) sending to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing its election to have such Securities exchanged or (B) effecting such withdrawal in compliance with the applicable procedures of the depositary for the Registrable Securities.
     As a condition to participating in the Exchange Offer, a Holder will be required to represent to the Company and the Subsidiary Guarantors that (i) any Exchange Securities to be received by it will be acquired in the ordinary course of its business, (ii) at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities in violation of the provisions of the Securities Act, (iii) it is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Company or any Subsidiary Guarantor, (iv) if such Holder is a broker-dealer, it did not purchase the Securities being tendered in the Exchange Offer directly from the Company for resale pursuant to (A) Rule 144A under the Securities Act or (B) any other available exemption from registration under the Securities Act and (v) if such Holder is a broker-dealer that will receive Exchange Securities for its own account in exchange for Registrable Securities that were acquired as a result of market-making or other trading activities, then such Holder will deliver a Prospectus (or, to the extent permitted by law, make available a Prospectus to purchasers) in connection with any resale of such Exchange Securities.
     As soon as practicable after the last Exchange Date, the Company and the Subsidiary Guarantors shall:
(i)	accept for exchange Registrable Securities or portions thereof validly tendered and not properly withdrawn pursuant to the Exchange Offer; and

(ii)	deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities or portions thereof so accepted for exchange by the Company and issue, and cause the Trustee to promptly authenticate and deliver to each Holder, Exchange Securities of the applicable series equal in principal amount to the principal amount of the Registrable Securities tendered by such Holder.
     The Company and the Subsidiary Guarantors shall use their commercially reasonable efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate any applicable law or applicable interpretations of the Staff.
     (b) In the event that (i) the Company and the Subsidiary Guarantors determine that the Exchange Offer Registration provided for in Section 2(a) above is not available or may not be completed as soon as practicable after the last Exchange Date because it would violate any applicable law or applicable interpretations of the Staff, (ii) the Exchange Offer is not for any other reason completed by June 18, 2007 or (iii) any Initial Purchaser shall so request in writing (a “Shelf Request”) not later than the 30th day following completion of the Exchange Offer in connection with any offering or sale of Registrable Securities held by such requesting Initial Purchaser, which Registrable Securities are ineligible to be exchanged for Exchange Securities in the Exchange Offer, the Company and the Subsidiary Guarantors shall use their commercially reasonable efforts to cause to be filed as soon as practicable after such determination, date or Shelf Request, as the case may be, a Shelf Registration Statement providing for the sale of all the Registrable Securities by the Holders thereof and to have such Shelf Registration Statement become effective.
     A Holder that sells Securities pursuant to the Shelf Registration Statement will be required to be named as a selling security holder in the related prospectus, to provide information related thereto and to deliver such prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Agreement that are applicable to such a Holder (including certain indemnification rights and obligations). The Company will not have any obligation to include in the Shelf Registration Statement Holders who do not deliver such information to it.
     In the event that the Company and the Subsidiary Guarantors are required to file a Shelf Registration Statement pursuant to clause 2(b)(iii) above, the Company and the Subsidiary Guarantors shall use their commercially reasonable efforts to file and cause to become effective both an Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Registrable Securities and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Securities held by Initial Purchasers who provide the Company and the Subsidiary Guarantors with a Shelf Request after completion of the Exchange Offer.
     The Company and the Subsidiary Guarantors agree to use their commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until the expiration of the period referred to in Rule 144(k) (or any similar rule then in force, but not Rule 144A) under the Securities Act with respect to the Registrable Securities or such shorter period that will terminate when all the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement (the “Shelf Effectiveness Period”). The Company and the Subsidiary Guarantors further agree to supplement or amend the Shelf Registration Statement, the related Prospectus and any Free Writing Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder or if reasonably requested by a Holder of Registrable Securities with respect to information relating to such Holder, and to use their commercially reasonable efforts to cause any such amendment to become effective, if required, and such Shelf Registration Statement, Prospectus or Free Writing Prospectus, as the case may be, to become usable as soon as thereafter practicable. The Company and the Subsidiary Guarantors agree to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.
     (c) The Company and the Subsidiary Guarantors shall pay all Registration Expenses in connection with any registration pursuant to Section 2(a) or Section 2(b) hereof. Each Holder shall pay all underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement.
     (d) An Exchange Offer Registration Statement pursuant to Section 2(a) hereof will not be deemed to have become effective unless it has been declared effective by the SEC. A Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC or is automatically effective upon filing with the SEC as provided by Rule 462 under the Securities Act.
     In the event that either the Exchange Offer is not completed or the Shelf Registration Statement, if required pursuant to Section 2(b)(i) or 2(b)(ii) hereof, has not become effective on or prior to June 18, 2007 (the “Target Registration Date”), the interest rate on the Registrable Securities will be increased by (i) 0.25% per annum for the first 90-day period immediately following the Target Registration Date and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until the Exchange Offer is completed or the Shelf Registration Statement, if required hereby, becomes effective or the Securities become freely tradable under the Securities Act, up to a maximum increase of 0.50% per annum. If the Exchange Offer Registration Statement is not declared effective on or prior to the 210th calendar day following the Closing Date and the Company and the Subsidiary Guarantors had requested Holders of the Securities to provide the information called for herein for inclusion in the Shelf Registration Statement, the Securities owned by Holders who do not deliver such information to the Company and the Subsidiary Guarantors when required pursuant to the Agreement will not be entitled to any such increase in the interest rate unless and until such Holders provide such information and then only for the period following the fifth day after which they have provided such information. In the event that the Company receives a Shelf Request pursuant to Section 2(b)(iii), and the Shelf Registration Statement required to be filed thereby has not become effective by the later of June 18, 2007 or (y) 90 days after delivery of such Shelf Request (such later date, the “Shelf Additional Interest Date”), then the interest rate on the Registrable Securities will be increased by (i) 0.25% per annum for the first 90-day period payable commencing from one day after the Shelf Additional Interest Date and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until the Shelf Registration Statement becomes effective or the Securities become freely tradable under the Securities Act, up to a maximum increase of 0.50% per annum. If the Exchange Offer Registration Statement is not declared effective on or prior to the 210th calendar day following the Closing Date and the Company and the Subsidiary Guarantors had requested Holders of the Securities to provide the information called for herein for inclusion in the Shelf Registration Statement, the Securities owned by Holders who do not deliver such information to the Company and the Subsidiary Guarantors when required pursuant to the Agreement will not be entitled to any such increase in the interest rate unless and until such Holders provide such information and then only for the period following the fifth day after which they have provided such information.
     If the Shelf Registration Statement, if required hereby, has become effective and if the Company and Subsidiary Guarantors fail to keep such Shelf Registration Statement continuously (x) effective and (y) useable for resales for the period required by the Agreement due to certain circumstances relating to pending corporate developments, public filings with the SEC and similar events, or because the prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, at any time during the Shelf Effectiveness Period, and such failure to remain effective or usable exists for more than 90 days (whether or not consecutive) in any 12-month period, then the interest rate on the Registrable Securities will be increased by 0.25% per annum commencing on the 91st day in such 12-month period and ending on such date that the Shelf Registration Statement has again become effective or the Prospectus again becomes usable.
     (e) Without limiting the remedies available to the Initial Purchasers and the Holders, the Company and the Subsidiary Guarantors acknowledge that any failure by the Company or the Subsidiary Guarantors to comply with their obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company’s and the Subsidiary Guarantors’ obligations under Section 2(a) and Section 2(b) hereof.
     3. Registration Procedures. (a) In connection with their obligations pursuant to Section 2(a) and Section 2(b) hereof, the Company and the Subsidiary Guarantors shall as expeditiously as possible:

     (i) prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form (x) shall be selected by the Company and the Subsidiary Guarantors, (y) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith; and use their commercially reasonable efforts to cause such Registration Statement to become effective and remain effective for the applicable period in accordance with Section 2 hereof;
     (ii) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period in accordance with Section 2 hereof and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and keep each Prospectus current during the period described in Section 4(3) of and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities or Exchange Securities;
     (iii) to the extent any Free Writing Prospectus is used, file with the SEC any Free Writing Prospectus that is required to be filed by the Company or the Subsidiary Guarantors with the SEC in accordance with the Securities Act and to retain any Free Writing Prospectus not required to be filed;
     (iv) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, to counsel for the Initial Purchasers, to counsel for such Holders, without charge, as many copies of each Prospectus or Free Writing Prospectus, and any amendment or supplement thereto, as such Holder, counsel or Underwriter may reasonably request in order to facilitate the sale or other disposition of the Registrable Securities thereunder; and the Company and the Subsidiary Guarantors consent to the use of such Prospectus or such Free Writing Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the Holders of Registrable Securities and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus or such Free Writing Prospectus or any amendment or supplement thereto in accordance with applicable law;
     (v) use their commercially reasonable efforts to register or qualify the Registrable Securities under all applicable state securities or blue sky laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement becomes effective; cooperate with such Holders in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; and do any and all other acts and things that may be reasonably necessary or advisable to enable each Holder to complete the disposition in each such jurisdiction of the Registrable Securities owned by such Holder; provided that neither the Company nor any Subsidiary Guarantor shall be required to (1) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (2) file any general consent to service of process in any such jurisdiction or (3) subject itself to taxation in any such jurisdiction if it is not so subject;
     (vi) notify counsel for the Initial Purchasers and, in the case of a Shelf Registration, notify each Holder of Registrable Securities and counsel for such Holders promptly and, if requested by any such Holder or counsel, confirm such advice in writing (1) when a Registration Statement has become effective, when any post-effective amendment thereto has been filed and becomes effective, when any Free Writing Prospectus has been filed or any amendment or supplement to the Prospectus or any Free Writing Prospectus has been filed, (2) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement, Prospectus or any Free Writing Prospectus or for additional information after the Registration Statement has become effective, (3) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, including the receipt by the Company of any notice of objection of the SEC to the use of a Shelf Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, (4) if, between the applicable effective date of a Shelf Registration Statement and the closing of any sale of Registrable Securities covered thereby, the Company or any Subsidiary Guarantor receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (5) of the happening of any event during the period a Registration Statement is effective that makes any statement made in such Registration Statement or the related Prospectus or any Free Writing Prospectus untrue in any material respect or that requires the making of any changes in such Registration Statement or Prospectus or any Free Writing Prospectus in order to make the statements therein not misleading and (6) of any determination by the Company or any Subsidiary Guarantor that a post-effective amendment to a Registration Statement or any amendment or supplement to the Prospectus or any Free Writing Prospectus would be appropriate;
     (vii) use their commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or, in the case of a Shelf Registration, the resolution of any objection of the SEC pursuant to Rule 401(g)(2), including by filing an amendment to such Shelf Registration Statement on the proper form, at the earliest possible moment and provide immediate notice to each Holder of the withdrawal of any such order or such resolution;

     (viii) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without any documents incorporated therein by reference or exhibits thereto, unless requested);
     (ix) in the case of a Shelf Registration, cooperate with the Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be issued in such denominations and registered in such names (consistent with the provisions of the Indenture) as such Holders may reasonably request at least one Business Day prior to the closing of any sale of Registrable Securities;
     (x) in the case of a Shelf Registration, upon the occurrence of any event contemplated by Section 3(a)(vi)(5) hereof, use their commercially reasonable efforts to prepare and file with the SEC a supplement or post-effective amendment to such Shelf Registration Statement or the related Prospectus or any Free Writing Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered (or, to the extent permitted by law, made available) to purchasers of the Registrable Securities, such Prospectus or Free Writing Prospectus, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company and the Subsidiary Guarantors shall notify the Holders of Registrable Securities to suspend use of the Prospectus or any Free Writing Prospectus as promptly as practicable after the occurrence of such an event, and such Holders hereby agree to suspend use of the Prospectus or any Free Writing Prospectus, as the case may be, until the Company and the Subsidiary Guarantors have amended or supplemented the Prospectus or the Free Writing Prospectus, as the case may be, to correct such misstatement or omission;
     (xi) a reasonable time prior to the filing of any Registration Statement, any Prospectus, any Free Writing Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or a Free Writing Prospectus or of any document that is to be incorporated by reference into a Registration Statement, a Prospectus or a Free Writing Prospectus after initial filing of a Registration Statement, provide copies of such document to the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, to the Holders of Registrable Securities and their counsel) and make such of the representatives of the Company and the Subsidiary Guarantors as shall be reasonably requested by the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Holders of Registrable Securities or their counsel) available for discussion of such document; and the Company and the

Subsidiary Guarantors shall not, at any time after initial filing of a Registration Statement, use or file any Prospectus, any Free Writing Prospectus, any amendment of or supplement to a Registration Statement or a Prospectus or a Free Writing Prospectus, or any document that is to be incorporated by reference into a Registration Statement, a Prospectus or a Free Writing Prospectus, of which the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Holders of Registrable Securities and their counsel) shall not have previously been advised and furnished a copy or to which the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Holders of Registrable Securities or their counsel) shall reasonably object;
     (xii) obtain a CUSIP number for all Exchange Securities or registered Securities, as the case may be, not later than the initial effective date of a Registration Statement;
     (xiii) cause the Indenture to be qualified under the Trust Indenture Act in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be; cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute, and use their commercially reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;
     (xiv) in the case of a Shelf Registration, make available for inspection by a representative of the Holders of the Registrable Securities (an “Inspector”) participating in any disposition pursuant to such Shelf Registration Statement and any attorneys (which may not be more than one law firm) and accountants designated by the Majority Holders to be included in such Shelf Registration, at reasonable times and in a reasonable manner, all pertinent financial and other records, documents and properties of the Company and its subsidiaries solely for the purpose of establishing a “due diligence defense”, and cause the respective officers, directors and employees of the Company and the Subsidiary Guarantors to supply all information reasonably requested by any such Inspector, attorney or accountant in connection with a Shelf Registration Statement; provided that if any such information is identified by the Company or any Subsidiary Guarantor as being confidential or proprietary, each Person receiving such information shall take such actions as are reasonably necessary to protect the confidentiality of such information to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of any Inspector or Holder which may include, without limitation, the execution of a confidentiality agreement);

     (xv) if reasonably requested by any Holder of Registrable Securities covered by a Shelf Registration Statement, promptly include in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Company has received notification of the matters to be so included in such filing; and
     (xviii) so long as any Registrable Securities remain outstanding, cause each Additional Subsidiary Guarantor upon the creation or acquisition by the Company of such Additional Subsidiary Guarantor, to execute a counterpart to this Agreement in the form attached hereto as Annex A and to deliver such counterpart, together with an opinion of counsel as to the enforceability thereof against such entity, to the Initial Purchasers no later than five Business Days following the execution thereof.
     (b) In the case of a Shelf Registration Statement, the Company may require each Holder of Registrable Securities to furnish to the Company such information regarding such Holder and the proposed disposition by such Holder of such Registrable Securities as the Company and the Subsidiary Guarantors may from time to time reasonably request in writing.
     (c) In the case of a Shelf Registration Statement, each Holder of Registrable Securities covered in such Shelf Registration Statement agrees that, upon receipt of any notice from the Company and the Subsidiary Guarantors of the happening of any event of the kind described in Section 3(a)(vi)(3) or 3(a)(vi)(5) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus and any Free Writing Prospectus contemplated by Section 3(a)(x) hereof and, if so directed by the Company and the Subsidiary Guarantors, such Holder will deliver to the Company and the Subsidiary Guarantors all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus and any Free Writing Prospectus covering such Registrable Securities that is current at the time of receipt of such notice.
     (d) If the Company and the Subsidiary Guarantors shall give any notice pursuant to Section 3(c) to suspend the disposition of Registrable Securities pursuant to a Shelf Registration Statement, the Company and the Subsidiary Guarantors shall extend the period (to the extent the suspension includes 90 days in the 12-month period following effectiveness) during which such Shelf Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders of such Registrable Securities shall have received copies of the supplemented or amended Prospectus or any Free Writing Prospectus necessary to resume such dispositions.

     4. Participation of Broker-Dealers in Exchange Offer. (a) The Staff has taken the position that any broker-dealer that receives Exchange Securities for its own account in the Exchange Offer in exchange for Securities that were acquired by such broker-dealer as a result of market-making or other trading activities (a “Participating Broker-Dealer”) may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities.
     The Company and the Subsidiary Guarantors understand that it is the Staff’s position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Participating Broker-Dealers (or, to the extent permitted by law, made available to purchasers) to satisfy their prospectus delivery obligation under the Securities Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.
     (b) In light of the above, and notwithstanding the other provisions of this Agreement, the Company and the Subsidiary Guarantors agree to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement for a period of up to 180 days after the last Exchange Date (as such period may be extended pursuant to Section 3(d) of this Agreement), in order to expedite or facilitate the disposition of any Exchange Securities by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above. The Company and the Subsidiary Guarantors further agree that Participating Broker-Dealers shall be authorized to deliver such Prospectus (or, to the extent permitted by law, make available) during such period in connection with the resales contemplated by this Section 4.
     (c) The Initial Purchasers shall have no liability to the Company, any Subsidiary Guarantor or any Holder with respect to any request that they may make pursuant to Section 4(b) above.
     5. Indemnification and Contribution. (a) The Company and each Subsidiary Guarantor, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser and each Holder, their respective affiliates, directors and officers and each Person, if any, who controls any Initial Purchaser or any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable and documented legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (1) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (2) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, any Free Writing Prospectus or any “issuer information” (“Issuer Information”) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser or information relating to any Holder furnished to the Company in writing through the Representatives or any selling Holder, respectively, expressly for use therein;
     (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Subsidiary Guarantors, the Initial Purchasers and the other selling Holders, the directors of the Company and the Subsidiary Guarantors, each officer of the Company and the Subsidiary Guarantors who signed the Registration Statement and each Person, if any, who controls the Company, the Subsidiary Guarantors, any Initial Purchaser and any other selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement, any Prospectus and any Free Writing Prospectus.
     (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such Person (the “Indemnified Person”) shall promptly notify the Person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 5 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 5. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 5 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the reasonable and documented fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm (x) for any Initial Purchaser, its affiliates, directors and officers and any control Persons of such Initial Purchaser shall be designated in writing by the Representatives, (y) for any Holder, its directors and officers and any control Persons of such Holder shall be designated in writing by the Majority Holders and (z) in all other cases shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

     (d) If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Subsidiary Guarantors from the offering of the Securities and the Exchange Securities, on the one hand, and by the Holders from receiving Securities or Exchange Securities registered under the Securities Act, on the other hand, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Subsidiary Guarantors on the one hand and the Holders on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Subsidiary Guarantors on the one hand and the Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Subsidiary Guarantors or by the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     (e) The Company, the Subsidiary Guarantors and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any reasonable and documented legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 5, in no event shall a Holder be required to contribute any amount in excess of the amount by which the total price at which the Securities or Exchange Securities sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 5 are several and not joint.
     (f) The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

     (g) The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers or any Holder or any Person controlling any Initial Purchaser or any Holder, or by or on behalf of the Company or the Subsidiary Guarantors or the officers or directors of or any Person controlling the Company or the Subsidiary Guarantors, (iii) acceptance of any of the Exchange Securities and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement.
     6. General.
     (a) No Inconsistent Agreements. The Company and the Subsidiary Guarantors represent, warrant and agree that (i) the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of any other outstanding securities issued or guaranteed by the Company or any Subsidiary Guarantor under any other agreement and (ii) neither the Company nor any Subsidiary Guarantor has entered into, or on or after the date of this Agreement will enter into, any agreement that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.
     (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company and the Subsidiary Guarantors have obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder. Any amendments, modifications, supplements, waivers or consents pursuant to this Section 6(b) shall be by a writing executed by each of the parties hereto.
     (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, facsimile, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Initial Purchasers, the addresses set forth in the Purchase Agreement; (ii) if to the Company and the Subsidiary Guarantors, initially at the Company’s address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c); and (iii) to such other persons at their respective addresses as provided in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c). All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when received, if faxed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery. Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.
     (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the Company or the Subsidiary Guarantors with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.
     (e) Third Party Beneficiaries. Each Holder shall be a third party beneficiary to the agreements made hereunder between the Company and the Subsidiary Guarantors, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.
     (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
     (g) Headings. The headings in this Agreement are for convenience of reference only, are not a part of this Agreement and shall not limit or otherwise affect the meaning hereof.
     (h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     (j) Entire Agreement; Severability. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Company, the Subsidiary Guarantors and the Initial Purchasers shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

RELIANCE STEEL & ALUMINUM CO.
By
Name:
Title:

ALLEGHENY STEEL DISTRIBUTORS, INC.
ALUMINUM AND STAINLESS, INC.
CCC STEEL, INC.
CHAPEL STEEL CORP.
CHATHAM STEEL CORPORATION
DURRETT SHEPPARD STEEL CO., INC.
PACIFIC METAL COMPANY
PDM STEEL SERVICE CENTERS, INC.
PHOENIX CORPORATION
TOMA METALS, INC.
VIKING MATERIALS, INC.
YARDE METALS, INC.

By:

Name:	Karla Lewis
Title:	Vice President and Secretary of each of the foregoing

EARLE M. JORGENSEN COMPANY
PRECISION STRIP, INC.
PRECISION STRIP TRANSPORT, INC.
SISKIN STEEL & SUPPLY COMPANY, INC.

By:

Name:	Karla Lewis
Title:	Vice President and Assistant Secretary of each of the foregoing

LUSK METALS
SERVICE STEEL AEROSPACE CORP.

By:

Name:	Karla Lewis
Title:	Chief Financial Officer and Secretary of each of the foregoing

AMERICAN METALS CORPORATION

By:

Name:	Karla Lewis
Title:	Vice President, Chief Financial Officer and Assistant Secretary of the foregoing

AMERICAN STEEL, L.L.C.

By:

Name:	Karla Lewis
Title:	Chief Financial Officer, Treasurer and Assistant Secretary of the foregoing

AMI METALS, INC.

By:

Name:	Karla Lewis
Title:	Vice President, Chief Financial Officer and Secretary of the foregoing

LIEBOVICH BROS., INC.
LBT, INC.

By:

Name:	Karla Lewis
Title:	Vice President, Assistant Treasurer and Assistant Secretary of the foregoing

RSAC MANAGEMENT CORP.

By:

Name:	Karla Lewis
Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

November 20, 2006
Confirmed and accepted as of the date first above written:
CITIGROUP GLOBAL MARKETS INC.
J.P. MORGAN SECURITIES INC.
For themselves and on behalf of the several
Initial Purchasers listed in Schedule 1
to the Purchase Agreement.
CITIGROUP GLOBAL MARKETS INC.

By
Authorized Signatory

J.P. MORGAN SECURITIES INC.

By
Authorized Signatory

Schedule 1
LIST OF SUBSIDIARY GUARANTORS
Allegheny Steel Distributors, Inc., a Pennsylvania corporation
Aluminum and Stainless, Inc., a Louisiana corporation
American Metals Corporation, a California corporation
American Steel, L.L.C., an Oregon limited liability company
AMI Metals, Inc., a Tennessee corporation
CCC Steel, Inc., a Delaware corporation
Chapel Steel Corp., a Pennsylvania corporation
Chatham Steel Corporation, a Georgia corporation
Durrett Sheppard Steel Co., Inc., a California corporation
Earle M. Jorgensen Company, a Delaware corporation
LBT, Inc., an Illinois corporation
Liebovich Bros., Inc., an Illinois corporation
Lusk Metals, a California corporation
Pacific Metal Company, an Oregon corporation
PDM Steel Service Centers, Inc., a California corporation
Phoenix Corporation, a Georgia corporation
Precision Strip, Inc., an Ohio corporation
Precision Strip Transport, Inc., an Ohio corporation
RSAC Management Corp., a California corporation
Service Steel Aerospace Corp., a Delaware corporation
Siskin Steel & Supply Company, Inc., a Tennessee corporation
Toma Metals, Inc., a Pennsylvania corporation
Viking Materials, Inc., a Minnesota corporation
Yarde Metals, Inc., a Connecticut corporation

Annex A
Counterpart to Registration Rights Agreement
     The undersigned hereby absolutely, unconditionally and irrevocably agrees as a Subsidiary Guarantor (as defined in the Registration Rights Agreement, dated as of November 20, 2006 by and among the Company, a California corporation, the subsidiary guarantors party thereto and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. and, for themselves and on behalf of the several Initial Purchasers listed in Schedule 1 to the Purchase Agreement, dated as of November 15, 2006, to be bound by the terms and provisions of such Registration Rights Agreement.
     IN WITNESS WHEREOF, the undersigned has executed this counterpart as of                     .

[NAME]
By:
NAME:
Title:

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